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                                                                   EXHIBIT 10.12

                                 AMENDMENT NO. 3
                   TO AMENDED AND RESTATED MASTER CONSTRUCTION
                             AND TERM LOAN AGREEMENT

         THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED MASTER CONSTRUCTION AND TERM LOAN AGREEMENT, dated as of August 21, 2001 (the "Amendment"), among FCA Real Estate Holdings, LLC, a Delaware limited liability company (the "Borrower"), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent and administrative bank (in such capacity, the "Administrative Bank"), the "Lender parties" to the Loan Agreement hereinafter described (each a "Lender" and collectively the "Lenders") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral agent (in such capacity, the "Collateral Agent").

                                    RECITALS:

         A. The Borrower, the Administrative Bank, the Collateral Agent and the Lenders are parties to that certain Amended and Restated Master Construction and Term Loan Agreement dated as of July 17, 2000, as amended by an Amendment No. 1 to Amended and Restated Master Construction and Term Loan Agreement dated as of June 14, 2001, and as further amended by an Amendment No. 2 to Amended and Restated Master Construction and Term Loan Agreement dated as of July 19, 2001 (as so amended, the "Original Agreement").

         B. The Borrower has requested the Administrative Bank and the Lenders to further amend certain provisions of the Original Agreement.

         C. Subject to the terms and conditions of this Amendment, the Administrative Bank and the Lenders have agreed to the Borrower's requests.

         NOW, THEREFORE, the parties agree as follows:

         1. DEFINED TERMS. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby.

         2. AMENDMENTS. The Original Agreement is hereby amended as follows:

                  (a) The definitions of "Adverse Event," "Contingency Reserve," "Loan Documents,"and "Maximum Loan Amount" appearing in the DEFINITIONS Section of the Original Agreement are respectively amended in their entireties to read as follows:

                           "Adverse Event: The occurrence of any event that
                  could reasonably be expected to have a material adverse effect on: (a) the business, operations, property, assets or condition (financial or otherwise) of Borrower; or (b) the ability of Borrower to perform its

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                  obligations under the Loan Documents, including any amendments thereof and supplements thereto.

                           Contingency Reserve: A funded reserve equal to the
                  sum (such sum being the `Required Contingency Reserve Amount') of a base amount of $500,000.00 plus an additional amount of $250,000.00 for each Series Loan made available to the Borrower, commencing with the Series L Loan, up to an aggregate additional amount of $500,000.00; provided, however, that the Contingency Reserve may be non-funded so long as Borrower's obligation to fund the Contingency Reserve is supported by an irrevocable letter of credit (the "Contingency Reserve LC") issued by a financial institution in favor of the Collateral Agent in form satisfactory to the Super Majority Lenders and the Administrative Bank, in their sole discretion.

                           Loan Documents: The documents described in Section
                  II.2. of this Agreement which evidence and secure a Series Loan and/or are related to a Series Loan, including but not limited to the Notes, the Mortgage, this Agreement, the Assignment, the Indemnity, the Lease Subordination Agreement, the Additional Project Collateral Documents and the Disbursing Agreement for such Series Loan, and any loan document described in Section II.9 of the Supplement for such Series Loan, the Maintenance Agreement, the Rebatable Rent Reserve Account Agreement, the Replacement Reserve Account Agreement, the Cash Reserve Account Agreement and including any amendments thereof and supplements thereto executed by the respective parties thereto and approved by the parties required by this Agreement.

                           Maximum Loan Amount: For any Project and its
                  Applicable Series Loan, the amount specified in the Supplement for such Applicable Series Loan but in no event more than the lesser of: (a) 75% of the fair market value of such Project as a vacant health club upon its Completion; or (b) 55% of the costs for each Project being financed by its Applicable Series Loan, other than the Series A Loan and the Series F Loan; provided, however, the Maximum Loan Amount for the Series J Loan shall be $12,941,196.94."

                  (b) The DEFINITIONS Section of the Original Agreement is further amended by adding the following new definitions of "Cash Reserve Account" and "Cash Reserve Account Agreement" in proper alphabetical order:

                           "Cash Reserve Account: The `Cash Reserve Account'
                  described in the Cash Reserve Account Agreement.

                           Cash Reserve Account Agreement: The Cash Reserve
                  Account Agreement dated as of August 21, 2001 made by the Borrower in favor

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                  of the Collateral Agent for the benefit of itself, the
                  Administrative Bank and for the ratable benefit of the Lenders, including any amendments thereof and supplements thereto, executed by the Borrower and the Collateral Agent and approved by the Administrative Bank and the Super Majority Lenders."

                  (c) Section II.2 of the Original Agreement is amended by re-lettering subsection "N" as "O" and by adding the following new subsection "N:"

                           "N.      The Cash Reserve Account Agreement.

                  (d) The second grammatical paragraph of Section III.2 is amended in its entirety to read as follows:

                           "Notwithstanding any provision of this Agreement or
                  of the Disbursing Agreement for such Series Loan to the contrary, in the event that such Primary Lenders and the Administrative Bank, on the one hand, or Borrower, on the other hand, determine that the unadvanced portion of such Maximum Loan Amount is insufficient to cover any cost allocation set forth on such Series Loan's Sworn Construction Cost Statement, to complete such Project, including all tenant improvements, to pay all costs and expenses of Completion and pay interest on such Series Loan through the Conversion Date, it shall notify the other party of such determination, and Borrower shall, within three (3) Business Days following demand, deposit with the Administrative Bank funds equal to said insufficiency in order to bring such Series Loan back into Balance."

                  (e) Section III.5 of the Original Agreement is hereby amended in its entirety to read as follows:

                  "III.5. Contingency Reserve.

                           The Borrower, the Administrative Bank and each Lender
                  agrees that the funded portion of the Contingency Reserve (including, without limitation, the proceeds from any draw on the Contingency Reserve LC) shall be held, invested and disbursed in accordance with the Contingency Reserve Account Agreement."

                  (f) Section IV.4 of the Original Agreement is amended in its entirety to read as follows:

                  "IV.4. No Litigation or Defaults.

                           There are no actions, suits or proceedings pending
                  or, to the knowledge of the Borrower, (i) threatened against or affecting

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                  Borrower or any Project, at law or in equity, which if
                  determined adversely to Borrower would be an Adverse Event, or
                  (ii) involving the validity or enforceability of the Loan Documents or the priority of the Lien thereof or Lender's interest in the Loan Documents. Borrower is not in default under any order, writ, injunction, decree or demand of any court or any administrative body having jurisdiction over Borrower."

                  (g) Section IV.6 of the Original Agreement is hereby amended in its entirety to read as follows:

                  "Section IV.6. No Defaults under Loan Documents or Other Agreements.

                           There is, and, until Lenders have been fully repaid
                  the entire indebtedness evidenced or to be evidenced by the Notes, there will be, no Default or Event of Default on the part of Borrower under the Loan Documents and no default or event of default on the part of Borrower or Lessee under any other document to which Borrower is a party and which relates to the ownership, occupancy, use, development, construction or management of the Project; and on the date hereof and after giving effect hereto, Borrower is not, and will not be, in default in the payment of the principal or interest on any of its indebtedness for borrowed money, and is not, and will not be, in default under any instrument or agreement under and subject to which any indebtedness for borrowed money has been issued or is secured; and no event has occurred, or will occur, which, with the lapse of time or the giving of notice or both, would constitute an Event of Default thereunder."

                  (h) Section V.13 of the Original Agreement is amended by adding the following sentence to the end of the Section:

                  "Notwithstanding the foregoing or anything herein contained to the contrary (including Section V.26), Borrower may sell, transfer or convey its interest in any Project (the "Released Project") on the following conditions: (x) no Default or Event of Default has occurred and is continuing; and (y) concurrently at the time of such sale, transfer or conveyance, Borrower satisfies in full all Project Obligations relating to the Released Project; and (z) in connection with the satisfaction of the Project Obligations for the Released Project, Borrower satisfies the terms and conditions of
                  Section I.3 (other than the requirement that there be a contemporaneous prepayment of the outstanding principal balance of each other Series Loan by the same Prepayment Percentage) and Section I.8. In the event that the above conditions are met, Collateral Agent shall execute any and all documents necessary to release the Project Collateral and Additional

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                  Project Collateral for the Released Project. Borrower shall, immediately upon request, pay all such costs and expenses incurred by Collateral Agent, Administrative Bank and each Lender in connection with the preparation, execution and filing of such release documents, including but not limited to reasonable attorneys' fees. It is further understood that, in the event that the above conditions are met, then, notwithstanding anything herein contained to the contrary, Borrower need not apply the proceeds from the sale, transfer or conveyance of such Released Project in excess of the obligations under the applicable Series Note, to any remaining obligations of Borrower to Lenders, but rather, such excess proceeds may be utilized by Borrower pursuant to the terms of this Agreement."

                  (i) Section V.29 of the Original Agreement is amended by adding the following sentence to the end of the Section:

                  "Notwithstanding the foregoing, in the event that Borrower performs sale, transfer or conveyance of a Project permitted by and in accordance with Section V.13, and in connection with such sale, transfer or conveyance, the proceeds realized therefrom exceed the amount of the Project Obligations for the Released Project, the Borrower may distribute such excess proceeds to its members as it sees fit."

                  (j) Section V.30 of the Original Agreement is amended in its entirety to read as follows:

                  "V.30. Depositing Collections.

                           Borrower shall deposit all collections with respect
                  to the Project Leases in a collateral account maintained at U.S. Bank and, if required by the Administrative Bank or the Super Majority Lenders, in separate collateral accounts for each Project Lease except that Rebatable Rent shall be immediately transferred by U.S. Bank into the Rebatable Rent Reserve Account and thereafter shall be disbursed in accordance with the terms of the Rebatable Rent Reserve Account Agreement. The Borrower shall not have any right to withdraw any amount deposited in any collateral account except to pay Obligations arising under this Agreement and the other Loan Documents or to fund the Rebatable Reserve Account, the Replacement Reserve Account and/or the Cash Reserve Account."

                  (k) Section VI.1.J of the Original Agreement is amended in its entirety to read as follows:

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                  "J.      A judgment or judgments for the payment of money in
                           excess of the sum of $100,000.00 in the aggregate shall be rendered against Borrower and Borrower shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal."

         3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date (the "Effective Date") when, and only when, the Administrative Bank shall have received:

                  (a) Counterparts of this Amendment executed by Borrower, the Collateral Agent, the Administrative Bank, and all Lenders;

                  (b) A Second Amended and Restated Contingency Reserve Account Agreement in form and substance satisfactory to Administrative Bank and Lenders duly executed by the Borrower, Administrative Bank, and Collateral Agent;

                  (c) An original amendment to the Contingency Reserve LC, duly executed by the issuing bank, that amends the Contingency Reserve LC in accordance with the Second Amended and Restated Contingency Reserve Account Agreement, in form and substance satisfactory to Administrative Bank and Lenders;

                  (d) The Cash Reserve Account Agreement in form and substance satisfactory to Administrative Bank and Lenders duly executed by the Borrower and Collateral Agent together with the initial deposit, if any, required by the Cash Reserve Account Agreement;

                  (e) An Amendment No. 1 to Maintenance Agreement in form and substance satisfactory to Administrative Bank and Lenders duly executed by the Borrower and Collateral Agent;

                  (f) An amendment fee, in immediately available funds, in the amount separately agreed upon in writing by Borrower, the Administrative Bank and the Lenders; and

                  (g) Such other documents as the Administrative Bank or any Lender may reasonably request.

         4. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Bank, the Lenders and the Collateral Agent to enter into this Amendment, Borrower represents and warrants to the Administrative Bank, the Lenders and the Collateral Agent as follows:

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                  (a)      The execution, delivery and performance by Borrower
         of the Original Agreement as amended by this Amendment and any other documents to be executed and/or delivered by Borrower in connection herewith have been duly authorized by all necessary company action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any member), do not and will not conflict with, result in any violation of or constitute any default under, any provision of Borrower's Articles of Organization, Member Control Agreement or Operating Agreement, any agreement binding on or applicable to Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to Borrower or any of its property;

                  (b) The representations and warranties contained in the Original Agreement are true and correct as of the date hereof as though made on that date except to the extent that such representations and warranties relate solely to an earlier date and except that the representations and warranties set forth in Section IV.5 of the Original Agreement with respect to the audited or unauditied financial statements of the Borrower or the Lessee, as the case may be, shall be deemed to be a reference to the most recent audited or unaudited financial statements of the relevant Person delivered to the Lenders pursuant to Section V.7 of the Original Agreement;

                  (c) (i) No events have taken place and no circumstances exist at the date hereof which would give Borrower the right to assert a defense, offset or counterclaim to any claim by the Administrative Bank or any Lender for payment of any Note; and (ii) Borrower hereby releases and forever discharges the Administrative Bank, each Lender and their respective successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which Borrower ever had or now has against such Person by virtue of such Person's relationship to Borrower in connection with the Loan Documents and the transactions related thereto;

                  (d) The Original Agreement, as amended by this Amendment, is the legal, valid and binding obligation of Borrower, remains in full force and effect and is enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies; and

                  (e) No Default or Event of Default exists prior to or after giving effect to this Amendment.

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         5.       REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

                  (a) From and after the date of this Amendment, each reference in the Original Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Original Agreement, and each reference to the "Credit Agreement", "Loan Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Original Agreement in any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby; and

                  (b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Bank, any Lender or the Collateral Agent under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such other Loan Document.

         6. COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all costs and expenses of the Administrative Bank and each Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including their reasonable attorneys' fees and legal expenses. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Administrative Bank and each Lender harmless from and against any and all liabilities with respect to, or resulting from, any delay in Borrower's paying or omission to pay, such taxes or fees.

         7. GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         9. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                     FCA REAL ESTATE HOLDINGS, LLC

                                     By:  LIFE TIME FITNESS, Inc.
                                     Its: Manager

                                     By: _______________________________________
                                     Its: Secretary and Chief Financial Officer

                                     U.S. BANK NATIONAL ASSOCIATION, as the
                                     Administrative Bank, the Collateral Agent, the sole Primary Lender for the Series
                                     A and the Series F Loan, and a Lender for all other Series Loans

                                     By: _______________________________________
                                     Its: Vice President

                                     BANK ONE, MICHIGAN, as a Lender for all
                                     Series Loans, other than the Series A Loan and the Series F Loan

                                     By: _______________________________________
                                     Its: First Vice President

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